EXHIBIT 1

AGREEMENT

JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of Sotheby’s, and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: July 30, 2013	MARCATO CAPITAL MANAGEMENT LLC

	By:	/s/ Richard T. McGuire III
Richard T. McGuire III
Managing Member

Date: July 30, 2013	RICHARD T. MCGUIRE III

	By:	/s/ Richard T. McGuire III

Date: July 30, 2013	MARCATO, L.P.

	By:	Marcato Capital Management LLC, its General Partner

	By:	/s/ Richard T. McGuire III
Richard T. McGuire III
Managing Member

Date: July 30, 2013	MARCATO II, L.P.

	By:	Marcato Capital Management LLC, its General Partner

	By:	/s/ Richard T. McGuire III
Richard T. McGuire III
Managing Member

Date: July 30, 2013	MARCATO INTERNATIONAL MASTER FUND, LTD.

	By:	/s/ Richard T. McGuire III
Richard T. McGuire III
Director